Exhibit 99.1

SolarWinds Announces First Quarter 2020 Results
AUSTIN, Texas - April 30, 2020- SolarWinds Corporation (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its first quarter ended March 31, 2020.
On a GAAP basis:

•	Total revenue for the first quarter of $247.0 million, representing 14.4% growth on a reported basis.

•	Total recurring revenue for the first quarter of $210.0 million, representing 18.1% growth on a reported basis. Total recurring revenue includes:

◦	Maintenance revenue for the first quarter of $116.3 million, representing 9.5% growth on a reported basis.

◦	Subscription revenue for the first quarter of $93.6 million, representing 30.8% growth on a reported basis.

•	Net income for the first quarter of $0.4 million.
On a non-GAAP basis:

•	Non-GAAP total revenue for the first quarter of $248.5 million, representing 15.1% year-over-year growth on a reported basis and 15.9% year-over-year growth on a constant currency basis.

•
Non-GAAP total recurring revenue for the first quarter of $211.5 million, representing 18.9% year-over-year growth on a reported basis and 19.8% year-over-year growth on a constant currency basis. Non-GAAP total recurring revenue includes:

◦	Non-GAAP maintenance revenue for the first quarter of $116.3 million, representing 9.5% year-over-year growth on a reported basis.

◦	Non-GAAP subscription revenue for the first quarter of $95.1 million, representing 33.0% year-over-year growth on a reported basis.

•	Adjusted EBITDA for the first quarter of $110.9 million, representing a margin of 44.6% of non-GAAP total revenue.
For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“We are pleased to report a very strong start to 2020 delivering non-GAAP total revenue of $248.5 million, representing 15% year-over-year growth, at the high end of our first quarter outlook,” said Kevin Thompson, SolarWinds’ President & Chief Executive Officer. “As companies across most industry verticals have been forced to accommodate a more 'remote' workforce throughout 2020, it is our view that Technology Pros and Managed Service Providers will rely on SolarWinds’ products more than ever in order to ensure the availability, performance and security of essential IT infrastructures. Additionally, as companies need to 'do more with less,' we’re observing a higher level of urgency to adopt new technologies that are both affordable and provide high value. We believe we remain well-positioned in the current economic environment as a preferred vendor for businesses of all sizes to deliver powerful and scalable IT management products that are easy to use, very fast to deploy, and can fit the needs of any budget.”

“Non-GAAP subscription revenue grew 33% year-over-year in the first quarter, marking a fourth consecutive quarter of acceleration, while total ARR reached $862 million, representing 15% year-over-year growth,” added Bart Kalsu, SolarWinds' Executive Vice President and Chief Financial Officer. “We also started the year with a solid quarter of non-GAAP profitability generating approximately $111 million in Adjusted EBITDA for the quarter. We believe SolarWinds is positioned to successfully weather any potential economic downturn given our highly recurring revenue model and best-in-class profitability.”

Thompson continued, “we could not have accomplished this without the incredible level of commitment from the SolarWinds IT team, who have gone above and beyond the call of duty over the last seven weeks. I want to take a moment to thank not only the SolarWinds IT team, but also all of the IT professionals who have put in an amazing level of effort to ensure that employees in businesses around the world can continue to operate and be productive during this period of disruption. Many times, your efforts are not noticed or appreciated. But in this crisis, you have been the heroes of businesses all over the world.”

Additional highlights for the first quarter of 2020 include:

•
SolarWinds deepened its hybrid IT database portfolio with the release of Database Performance Monitor (DPM). This release extends the company’s database management offerings to include real-time, deep-dive performance monitoring of popular open-source databases. This SaaS-based offering complements SolarWinds award-winning on-premises and cloud deployment product SolarWinds Database Performance Analyzer (DPA).

•
SolarWinds also introduced the SolarWinds Head Nerds program, building on the company’s long-standing commitment to customer education, customer success and partnership with programs to support MSPs. The Head Nerds serve as SolarWinds MSP partner advocates to help them learn how to create and sell services, protect their customers, demonstrate value, and stay ahead in a rapidly evolving MSP space. The addition of SolarWinds Head Nerds adds another key layer to programs designed on building partner success.

Balance Sheet
At March 31, 2020, total cash and cash equivalents were $237.0 million and total debt was $1.9 billion.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds' use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
Financial Outlook
As of April 30, 2020, SolarWinds is providing its financial outlook for the second quarter of 2020. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP revenue and revenue growth on a constant currency basis, adjusted EBITDA and non-GAAP diluted earnings per share, for the second quarter of 2020. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes, amortization and costs related to non-recurring items. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Financial Outlook for Second Quarter of 2020
SolarWinds’ management currently expects to achieve the following results for the second quarter of 2020:

•
Non-GAAP total revenue in the range of $240.0 to $248.0 million, representing growth over the second quarter of 2019 non-GAAP total revenue of 4.1% to 7.6%, or 5.8% to 9.3% on a constant currency basis assuming the same average foreign currency exchange rates as those in the second quarter of 2019.

•	Adjusted EBITDA in the range of $108.0 to $112.0 million, representing 45% of non-GAAP total revenue.

•	Non-GAAP diluted earnings per share of $0.20 to $0.21.

•	Weighted average outstanding diluted shares of approximately 315.0 million.

Additional details on our outlook will be provided on the conference call.
Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results, business and business outlook at 4:00 p.m. CT (5:00 p.m. ET/2:00 p.m. PT). A live webcast of the call and materials presented during the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at (877) 823-8676 and internationally at +1 (647) 689-4178. To access the live call, please dial in 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter of 2020 and our positioning in the current economic environment. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “intend,” “estimate,” “continue,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that the global COVID-19 pandemic may adversely affect our business, results of operations and financial condition; (b) any of the following factors either generally or as a result of the impacts of the global COVID-19 pandemic on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our customers, their end-customers and our prospective customers: (i) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers and our prospective customers, (ii) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers, (iii) any decline in our renewal or net retention rates, (iv) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (v) the timing and adoption of new products, product upgrades or pricing model changes by SolarWinds or its competitors, (vi) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity, (vii) risks associated with our international operations; (c) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (d) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (e) our status as a controlled company; and (f) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2019 filed on February 24, 2020 and the Form 10-Q that SolarWinds anticipates filing on or before May 11, 2020. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

Non-GAAP Revenue. We define non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue, and non-GAAP total revenue as subscription revenue, maintenance revenue, license revenue, and total revenue, respectively, excluding the impact of purchase accounting from acquisitions. The non-GAAP revenue growth rates we provide are calculated using non-GAAP revenue from the comparable prior period. We monitor these measures to assess our performance because we believe our revenue growth rates would be overstated without these adjustments. We believe presenting non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue and non-GAAP total revenue aids in the comparability between periods and in assessing our overall operating performance.
Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance and expectations regarding future performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results and future period estimated results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins using non-GAAP revenue as discussed above and excluding such items as the write-down of deferred revenue related to purchase accounting, amortization of acquired intangible assets, stock-based compensation expense and related employer-paid payroll taxes, acquisition and other costs and restructuring costs. Management believes these measures are useful for the following reasons:

•
Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

•
Stock-Based Compensation Expense and Related Employer-paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.

•
Acquisition and Other Costs. We exclude certain expense items resulting from our take private transaction in early 2016 and other acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. In addition, we exclude certain other costs including expense related to our offerings. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and other costs, allows users of our financial statements to better review and understand the historical and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.

•
Restructuring Costs. We provide non-GAAP information that excludes restructuring costs such as severance and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities and costs related to the separation of employment with executives of the Company. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP revenue, non-GAAP cost of revenue and non-GAAP operating income, losses on extinguishment of debt, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding common shares.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding the impact of purchase accounting on total revenue, amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring costs, acquisition and other costs, interest expense, net, debt related costs including fees related to our credit agreements, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by non-GAAP revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA excludes the impact of the write-down of deferred revenue due to purchase accounting in connection with acquisitions, and therefore includes revenue that will never be recognized under GAAP; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and other costs, restructuring costs, employer-paid payroll taxes on stock awards and other one time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of powerful and affordable IT infrastructure management software. Our products give organizations worldwide, regardless of type, size or IT infrastructure complexity, the power to monitor and manage the performance of their IT environments, whether on-premises, in the cloud, or in hybrid models. We continuously engage with all types of technology professionals—IT operations professionals, DevOps professionals, and managed service providers (MSPs)—to understand the challenges they face maintaining high-performing and highly available IT infrastructures. The insights we gain from engaging with them, in places like our THWACK online community, allow us to build products that solve well-understood IT management challenges in ways that technology professionals want them solved. This focus on the user and commitment to excellence in end-to-end hybrid IT performance management has established SolarWinds as a worldwide leader in network management software and MSP solutions. Learn more today at www.solarwinds.com.

The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.

© 2020 SolarWinds Worldwide, LLC. All rights reserved.

CONTACTS:

Investors:	Media:
Howard Ma Phone: 512.498.6707 ir@solarwinds.com	Tiffany Nels Phone: 512.682.9535 pr@solarwinds.com

SolarWinds Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$236,955	$173,372
Accounts receivable, net of allowances of $5,358 and $3,171 as of March 31, 2020 and December 31, 2019, respectively	121,709	121,930
Income tax receivable	1,633	1,117
Prepaid and other current assets	25,420	23,480
Total current assets	385,717	319,899
Property and equipment, net	41,554	38,945
Operating lease assets	90,181	89,825
Deferred taxes	4,316	4,533
Goodwill	4,033,807	4,058,198
Intangible assets, net	704,099	771,513
Other assets, net	29,354	27,829
Total assets	$5,289,028	$5,310,742
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,765	$13,796
Accrued liabilities and other	39,687	47,035
Current operating lease liabilities	13,226	14,093
Accrued interest payable	203	248
Income taxes payable	18,375	15,714
Current portion of deferred revenue	323,168	312,227
Current debt obligation	19,900	19,900
Total current liabilities	425,324	423,013
Long-term liabilities:
Deferred revenue, net of current portion	32,384	31,173
Non-current deferred taxes	89,237	97,884
Non-current operating lease liabilities	95,279	93,084
Other long-term liabilities	123,721	122,660
Long-term debt, net of current portion	1,890,719	1,893,406
Total liabilities	2,656,664	2,661,220
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 309,890,505 and 308,290,310 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	310	308
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	3,054,734	3,041,880
Accumulated other comprehensive income (loss)	(35,676)	(5,247)
Accumulated deficit	(387,004)	(387,419)
Total stockholders’ equity	2,632,364	2,649,522
Total liabilities and stockholders’ equity	$5,289,028	$5,310,742

SolarWinds Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue:
Subscription	$93,635	$71,565
Maintenance	116,349	106,292
Total recurring revenue	209,984	177,857
License	36,966	37,935
Total revenue	246,950	215,792
Cost of revenue:
Cost of recurring revenue	22,501	18,159
Amortization of acquired technologies	44,492	43,817
Total cost of revenue	66,993	61,976
Gross profit	179,957	153,816
Operating expenses:
Sales and marketing	72,378	60,595
Research and development	31,845	25,188
General and administrative	29,755	21,736
Amortization of acquired intangibles	18,296	16,502
Total operating expenses	152,274	124,021
Operating income	27,683	29,795
Other income (expense):
Interest expense, net	(24,095)	(27,382)
Other income (expense), net	(758)	1,297
Total other income (expense)	(24,853)	(26,085)
Income before income taxes	2,830	3,710
Income tax expense	2,415	565
Net income	$415	$3,145
Net income available to common stockholders	$412	$3,103
Net income available to common stockholders per share:
Basic earnings per share	$—	$0.01
Diluted earnings per share	$—	$0.01
Weighted-average shares used to compute net income available to common stockholders per share:
Shares used in computation of basic earnings per share	308,937	305,653
Shares used in computation of diluted earnings per share	312,865	309,783

SolarWinds Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net income	$415	$3,145
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,768	64,463
Provision for losses on accounts receivable	3,014	514
Stock-based compensation expense	11,268	7,718
Amortization of debt issuance costs	2,288	2,286
Deferred taxes	(8,744)	(11,283)
(Gain) loss on foreign currency exchange rates	983	(1,308)
Other non-cash expenses (benefits)	(190)	(687)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(4,084)	(10,568)
Income taxes receivable	(583)	(250)
Prepaid and other assets	(4,092)	(4,326)
Accounts payable	(3,047)	479
Accrued liabilities and other	(5,800)	(10,798)
Accrued interest payable	(45)	573
Income taxes payable	4,566	2,546
Deferred revenue	14,739	20,054
Other long-term liabilities	(85)	805
Net cash provided by operating activities	78,371	63,363
Cash flows from investing activities
Purchases of property and equipment	(6,536)	(4,570)
Purchases of intangible assets	(1,694)	(1,240)
Other investing activities	—	235
Net cash used in investing activities	(8,230)	(5,575)
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	2,357	—
Repurchase of common stock and incentive restricted stock	(1,571)	(8)
Exercise of stock options	51	36
Repayments of borrowings from credit agreement	(4,975)	(4,975)
Net cash used in financing activities	(4,138)	(4,947)
Effect of exchange rate changes on cash and cash equivalents	(2,420)	(996)
Net increase in cash and cash equivalents	63,583	51,845
Cash and cash equivalents
Beginning of period	173,372	382,620
End of period	$236,955	$434,465

Supplemental disclosure of cash flow information
Cash paid for interest	$21,972	$25,423
Cash paid for income taxes	$6,035	$8,635

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended March 31,
	2020	2019

	(in thousands, except margin data)
Revenue:
GAAP subscription revenue	$93,635	$71,565
Impact of purchase accounting	1,513	—
Non-GAAP subscription revenue	95,148	71,565
GAAP maintenance revenue	116,349	106,292
Impact of purchase accounting	—	—
Non-GAAP maintenance revenue	116,349	106,292
GAAP total recurring revenue	209,984	177,857
Impact of purchase accounting	1,513	—
Non-GAAP total recurring revenue	211,497	177,857
GAAP license revenue	36,966	37,935
Impact of purchase accounting	—	—
Non-GAAP license revenue	36,966	37,935
Total GAAP revenue	$246,950	$215,792
Impact of purchase accounting	$1,513	$—
Total non-GAAP revenue	$248,463	$215,792

GAAP cost of revenue	$66,993	$61,976
Stock-based compensation expense and related employer-paid payroll taxes	(491)	(372)
Amortization of acquired technologies	(44,492)	(43,817)
Acquisition and other costs	(9)	(60)
Non-GAAP cost of revenue	$22,001	$17,727

GAAP gross profit	$179,957	$153,816
Impact of purchase accounting	1,513	—
Stock-based compensation expense and related employer-paid payroll taxes	491	372
Amortization of acquired technologies	44,492	43,817
Acquisition and other costs	9	60
Non-GAAP gross profit	$226,462	$198,065
GAAP gross margin	72.9%	71.3%
Non-GAAP gross margin	91.1%	91.8%

GAAP sales and marketing expense	$72,378	$60,595
Stock-based compensation expense and related employer-paid payroll taxes	(3,335)	(2,805)
Acquisition and other costs	(31)	(720)
Restructuring costs	(33)	(325)
Non-GAAP sales and marketing expense	$68,979	$56,745

GAAP research and development expense	$31,845	$25,188
Stock-based compensation expense and related employer-paid payroll taxes	(3,288)	(1,632)
Acquisition and other costs	(9)	(247)
Restructuring costs	—	(5)
Non-GAAP research and development expense	$28,548	$23,304

	Three Months Ended March 31,
	2020	2019

	(in thousands, except margin data)
GAAP general and administrative expense	$29,755	$21,736
Stock-based compensation expense and related employer-paid payroll taxes	(4,369)	(2,909)
Acquisition and other costs	(1,894)	(1,231)
Restructuring costs	(189)	(194)
Non-GAAP general and administrative expense	$23,303	$17,402

GAAP operating expenses	$152,274	$124,021
Stock-based compensation expense and related employer-paid payroll taxes	(10,992)	(7,346)
Amortization of acquired intangibles	(18,296)	(16,502)
Acquisition and other costs	(1,934)	(2,198)
Restructuring costs	(222)	(524)
Non-GAAP operating expenses	$120,830	$97,451

GAAP operating income	$27,683	$29,795
Impact of purchase accounting	1,513	—
Stock-based compensation expense and related employer-paid payroll taxes	11,483	7,718
Amortization of acquired technologies	44,492	43,817
Amortization of acquired intangibles	18,296	16,502
Acquisition and other costs	1,943	2,258
Restructuring costs	222	524
Non-GAAP operating income	$105,632	$100,614
GAAP operating margin	11.2%	13.8%
Non-GAAP operating margin	42.5%	46.6%

GAAP net income	$415	$3,145
Impact of purchase accounting	1,513	—
Stock-based compensation expense and related employer-paid payroll taxes	11,483	7,718
Amortization of acquired technologies	44,492	43,817
Amortization of acquired intangibles	18,296	16,502
Acquisition and other costs	1,943	2,258
Restructuring costs	222	524
Tax benefits associated with above adjustments	(14,453)	(13,049)
Non-GAAP net income	$63,911	$60,915

GAAP diluted earnings per share	$—	$0.01
Non-GAAP diluted earnings per share	$0.20	$0.20

Reconciliation of GAAP Net Income to Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
	2020	2019

	(in thousands)
Net income	$415	$3,145
Amortization and depreciation	67,768	64,463
Income tax expense	2,415	565
Interest expense, net	24,095	27,382
Impact of purchase accounting on total revenue	1,513	—
Unrealized foreign currency (gains) losses	983	(1,308)
Acquisition and other costs	1,943	2,258
Debt related costs	93	101
Stock-based compensation expense and related employer-paid payroll taxes	11,483	7,718
Restructuring costs	222	524
Adjusted EBITDA	$110,930	$104,848
Adjusted EBITDA margin	44.6%	48.6%

Reconciliation of Non-GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(Unaudited)

	Three Months Ended March 31,
	2020	2019	Growth Rate

	(in thousands, except percentages)
GAAP subscription revenue	$93,635	$71,565	30.8%
Impact of purchase accounting	1,513	—	2.2
Non-GAAP subscription revenue	95,148	71,565	33.0
Estimated foreign currency impact(1)	938	—	1.3
Non-GAAP subscription revenue on a constant currency basis	$96,086	$71,565	34.3%

GAAP maintenance revenue	$116,349	$106,292	9.5%
Impact of purchase accounting	—	—	—
Non-GAAP maintenance revenue	116,349	106,292	9.5
Estimated foreign currency impact(1)	570	—	0.5
Non-GAAP maintenance revenue on a constant currency basis	$116,919	$106,292	10.0%

GAAP total recurring revenue	$209,984	$177,857	18.1%
Impact of purchase accounting	1,513	—	0.8
Non-GAAP total recurring revenue	211,497	177,857	18.9
Estimated foreign currency impact(1)	1,508	—	0.8
Non-GAAP total recurring revenue on a constant currency basis	$213,005	$177,857	19.8%

GAAP license revenue	$36,966	$37,935	(2.6)%
Impact of purchase accounting	—	—	—
Non-GAAP license revenue	36,966	37,935	(2.6)
Estimated foreign currency impact(1)	212	—	0.6
Non-GAAP license revenue on a constant currency basis	$37,178	$37,935	(2.0)%

Total GAAP revenue	$246,950	$215,792	14.4%
Impact of purchase accounting	1,513	—	0.7
Non-GAAP total revenue	248,463	215,792	15.1
Estimated foreign currency impact(1)	1,720	—	0.8
Non-GAAP total revenue on a constant currency basis	$250,183	$215,792	15.9%
________

(1)
The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three months ended March 31, 2020.

Reconciliation of 2020 Non-GAAP Revenue to Adjusted Non-GAAP Revenue
Assuming Rates in Previously Issued Outlook
(Unaudited)

Three Months Ended March 31, 2020

(in thousands)
Total non-GAAP revenue	$248,463
Estimated foreign currency impact(2)	(186)
Total adjusted non-GAAP revenue assuming foreign currency exchange rates used in previously issued outlook	$248,277
________

(2)
Estimated foreign currency impact represents the impact of the difference between the actual foreign currency exchange rates in the period used to calculate our three months ended March 31, 2020 actual non-GAAP results and the rates assumed in our previously issued outlook dated February 4, 2020.

Reconciliation of Non-GAAP Revenue Outlook

	Q2 2020
	Low	High	Low(2)	High(2)

	(in millions, except year-over-year percentages)
Total non-GAAP revenue	$240	$248	4%	8%
Estimated foreign currency impact	4	4	2	1
Non-GAAP total revenue on a constant currency basis(1)	$244	$252	6%	9%

________

(1)
Non-GAAP revenue on a constant currency basis is calculated using the average foreign currency exchange rates in the comparable prior year periods and applying those rates to the estimated foreign-denominated revenue in the corresponding periods rather than the forecasted foreign currency exchange rates for the future periods.

(2)	Revenue growth rates are calculated using non-GAAP revenue from the comparable prior period.

Reconciliation of Unlevered Free Cash Flow

	Three Months Ended March 31,
	2020	2019

	(in thousands)
Net cash provided by operating activities	$78,371	$63,363
Capital expenditures(1)	(8,230)	(5,810)
Free cash flow	70,141	57,553
Cash paid for interest and other debt related items	21,945	24,624
Cash paid for acquisition and other costs, restructuring costs, employer-paid payroll taxes on stock awards and other one time items	3,711	4,386
Unlevered free cash flow (excluding forfeited tax shield)	95,797	86,563
Forfeited tax shield related to interest payments(2)	(4,944)	(5,720)
Unlevered free cash flow	$90,853	$80,843
_______________

(1)	Includes purchases of property and equipment and purchases of intangible assets.

(2)	Forfeited tax shield related to interest payments assumes a statutory rate of 22.5% for the three months ended March 31, 2020 and 2019.